Exhibit 99.1


PRESS RELEASE
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Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, NY 11747
(631) 694-6900 (Phone)
(631) 622-6790 (Facsimile)                       Rubenstein Communications
Contact: Scott Rechler, CEO                      Media Contact: Rick Matthews
         Michael Maturo, CFO                                   (212) 843-8267

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FOR IMMEDIATE RELEASE
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    Reckson Acquires Long Island's Premier Office Complex For $240 Million
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      Acquisition Caps-Off Robust Period of Investment Activity Totaling
     Approximately $1 Billion Year to Date in Several Targeted Submarkets

(MELVILLE, NEW YORK, October 12, 2005) - Reckson Associates Realty Corp. (NYSE: RA) announced today that the Company has acquired a 1.1 million square foot, Class A trophy office complex, consisting of two 15-story office towers located in Uniondale, Long Island, for approximately $240 million.

Reckson Plaza, formerly known as EAB Plaza, is the largest and most recognizable office complex on Long Island. With this strategic acquisition, Reckson has increased the Company's Long Island portfolio to approximately 5 million square feet, further enhancing Reckson's Class A office franchise on Long Island and throughout the New York Tri-State area. In addition, Reckson Plaza increases the Company's portfolio in the Mitchel Field area, which is part of the Central Nassau County submarket, to approximately 2.6 million square feet of Class A office space, further solidifying Reckson's position as the leading provider of the highest quality office space and as the "Landlord of Choice".

The property is approximately 90% occupied and is leased to high credit quality tenants including Citibank, N.A, Washington Mutual and Dreyfus Service Corporation. The remainder of Reckson's Long Island office portfolio is approximately 96% leased. The Company believes that there will be strong demand for a building of Reckson Plaza's quality, and views this acquisition as an opportunity to continue to capitalize on the solid fundamentals of the Long Island commercial real estate market. Reckson expects to generate an initial GAAP net operating income (NOI) yield of approximately 6.5% on Reckson Plaza.


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Reckson believes it can increase the property's value by effectively addressing its near-term vacancies, using its pricing power in the market to increase rents and leveraging its scale to generate significant operating expense efficiencies. Operating expenses prior to Reckson's acquisition of the property were running materially higher than expenses at the Company's neighboring Omni property which offers the same high quality space and amenities. Reckson anticipates that its property operating initiatives will result in cumulative annual NOI growth in excess of 5.0%.

Commenting on the transaction, Scott Rechler, Reckson's President and Chief Executive Officer, said, "We have very exciting plans for Reckson Plaza. While the complex is one of Long Island's premier landmarks, we believe that under Reckson's ownership, the property can be restored to its original position as one of the country's most impressive suburban office developments, commanding premium rents and offering superior services and amenities. Reckson Plaza, along with our nearby Omni property, are unparalleled quality suburban office developments which serve as a strong foundation for Nassau County's commercial hub."

In September of 2003, Reckson initiated its investment in Reckson Plaza in the form of a mezzanine loan to the seller. Subsequently, Reckson increased its investment which aggregated approximately $27.6 million. Reckson was able to acquire the property as a result of this relationship without a competitive bid. The mezzanine loan was re-paid upon Reckson's closing on the acquisition of Reckson Plaza.

Michael Maturo, Reckson's Executive Vice President and Chief Financial Officer, noted, "Including this acquisition, we have completed investments totaling approximately $1 billion year to date, successfully acquiring Class A office properties in several of our targeted submarkets located within the New York Tri-State area. We have been very successful in sourcing off-market transactions in our target submarkets thereby avoiding bid situations." Mr. Maturo continued, "The purchase of Reckson Plaza allows us to effectively recycle capital generated from the sales of core plus assets to our Australian LPT into a strategic franchise enhancing asset."

In addition, Reckson has purchased the adjoining 8.2-acre development site, for $19.0 million, which is anticipated to be contributed into a joint venture between the New York Islanders owner Charles Wang and Reckson in connection with its proposed redevelopment of the Nassau Coliseum site.

Both Reckson Plaza and the adjoining development site are subject to a long-term ground lease from the County of Nassau having a term, including extensions, in excess of 75-years with current annual ground rent of approximately $0.53 per square foot.

Built in 1984, Reckson Plaza is a 1.1 million square foot, Class A trophy office complex consisting of two 15-story office towers which are connected by a three-story mezzanine, lobby and concourse which contains various service retailers. The property is distinguished by a lobby with an atrium roof that reaches 75 feet at its highest point and features a dramatic indoor winter garden with a 60-foot waterfall and many full-



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height trees, including exotic tropical plantings. The complex is situated on
28 acres and has superior building finishes such as an exterior facade of green reflective glass and a lobby consisting of granite floors and walls.

The complex offers outstanding amenities that include a cafeteria, dry cleaner, sundry shop, daycare center, florist, Citibank branch, U.S. Post Office, Federal Express/Kinkos, four-story enclosed parking structure and access and security on a 24/7 basis. The property also contains an outdoor ice-skating rink that has helped to further establish the strong identity of the office complex in the community. The rink is frequented by many nearby residents and is the site of Long Island's best-known annual Holiday Tree Lighting.

The seller was advised by Yoron Cohen of Cushman & Wakefield.

Reckson Associates Realty Corp. is a self-administered and self-managed real estate investment trust (REIT) specializing in the acquisition, leasing, financing, management and development of Class A office properties.

Reckson's core growth strategy is focused on the markets surrounding and including New York City. The Company is one of the largest publicly traded owners, managers and developers of Class A office properties in the New York Tri-State area, and wholly owns, has substantial interests in, or has under contract, a total of 90 properties comprised of approximately 19.0 million square feet. For additional information on Reckson Associates Realty Corp., please visit the Company's web site at www.reckson.com.

Certain matters discussed herein, including guidance concerning the Company's future performance, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of results and no assurance can be given that the expected results will be delivered. Such forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expected. Among those risks, trends and uncertainties are the general economic climate, including the conditions affecting industries in which our principal tenants compete; financial condition of our tenants; changes in the supply of and demand for office properties in the New York Tri-State area; changes in interest rate levels; changes in the Company's credit ratings; changes in the Company's cost of and access to capital; downturns in rental rate levels in our markets and our ability to lease or re-lease space in a timely manner at current or anticipated rental rate levels; the availability of financing to us or our tenants; changes in operating costs, including utility, real estate taxes, security and insurance costs; repayment of debt owed to the Company by third parties; risks associated with joint ventures; liability for uninsured losses or environmental matters; and other risks associated with the development and acquisition of properties, including risks that development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors that could impact Reckson, reference is made to Reckson's filings with the Securities and Exchange Commission. Reckson undertakes no responsibility to update or supplement information contained in this press release.
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